Exhibit 99.2

SandRidge Energy’s Plan of Reorganization Confirmed

Eliminates $3.7 Billion of Funded Debt

SandRidge Targets Emergence from Chapter 11 Within 30 Days

OKLAHOMA CITY, September 9, 2016 /PRNewswire/ -- SandRidge Energy, Inc. (“SandRidge” or the “Company”) today announced that its Plan of Reorganization (the “Plan”) was confirmed by the U.S. Bankruptcy Court for the Southern District of Texas. The Plan received overwhelming support from its stakeholders and its confirmation enables the Company to target emergence from Chapter 11 within the next 30 days, eliminating $3.7 billion in pre-petition funded indebtedness.

New SandRidge Capital Structure

The Company’s pro forma capital structure will consist of an undrawn $425 million first lien credit facility (maturing in 2020) and $300 million in mandatorily convertible zero coupon debt that will convert into equity. Finally, SandRidge will issue new common stock to its pre-petition second lien and general unsecured creditors representing 100% of the pro forma equity interest in the reorganized company.

Projected Liquidity at Emergence

The Company anticipates that it will emerge and the Plan will become effective within 30 days, at which time the Company estimates to have over $400 million of liquidity including cash on hand and funds available under its first lien credit facility.

James Bennett, SandRidge President and CEO remarked, “The confirmation of our plan is a milestone event toward the restructuring of our business, attributable to the tireless work of many individuals. I would like to acknowledge and thank our dedicated employees for their unwavering focus and high-level performance throughout the reorganization process. It’s also important to express my appreciation to our vendors and other stakeholders for their cooperation and support. We look forward to continuing these relationships as we work together to grow our business.”

“Finally, I would like to express my personal thanks to our Board of Directors for their years of service and recent efforts to ensure a smooth and timely process,” Bennett continued.

Jeff Serota, SandRidge Chairman of the Board and Chairman of the Restructuring Committee of the Board, remarked, “Key to completing our restructuring in a timely manner was the early recognition by our stakeholders of the long-term value inherent in the company. SandRidge worked constructively with its creditors and other constituents to achieve plan approval and is now set to emerge from bankruptcy as a stronger company.”

Court filings and other information related to the restructuring proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/sandridge or via the information call center at (844) 276-3028 (toll free) or 1+(917) 962-8498 (international). The Company also previously posted FAQs on its website at www.sandridgeenergy.com/restructuring .

Houlihan Lokey, Inc. is serving as financial advisor to SandRidge and Kirkland & Ellis LLP is serving as legal counsel.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the U.S. Mid-Continent and Niobrara Shale.

CONTACT:

Prime Clerk

(844) 276-3028 (toll free)

1+(917) 962-8498 (international)

Email: sandridgeinfo@primeclerk.com

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include creating long-term value, improving the balance sheet, emerging as a stronger company, timing of emergence from restructuring and its impact on investors, operations, employees, vendors and leaseholders. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including whether or not the Company will be successful in the restructuring; the sufficiency of the Company’s cash flow and access to liquidity and the ability of the Company to continue as a going concern; the ability of the Company to execute its business plan; requirements for adequate liquidity to fund our operations in the future, including obtaining sufficient financing on acceptable terms; as well as the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.